EXHIBIT 10.12
                         ASSET PURCHASE AGREEMENT



     This AGREEMENT (the "Agreement") made as of this 4th day of February, 1999, by and between MICRONETICS WIRELESS, INC., a Delaware corporation whose principal place of business is 26 Hampshire Drive, Hudson, NH 03051 ("Micronetics" or the "Purchaser"), and VECTRONICS MICROWAVE CORPORATION, a New Jersey corporation whose principal place of business is 113 Lincoln Boulevard, Middlesex, NJ 08846 ("Vectronics").
               1.   Subject Matter of and Consideration for Sale.
               1.1 Assets to be Transferred. Upon the terms and subject to all of the conditions herein contained and upon the performance by each of the parties hereto of its obligations hereunder, Vectronics agrees on the Closing Date (as hereinafter defined) to sell, transfer, assign, convey, set over and deliver to Micronetics and Micronetics agrees that on the Closing Date it will purchase, acquire and accept from Vectronics, all of the assets of Vectronics as listed on a schedule furnished to Micronetics by Vectronics dated August 10, 1998, attached hereto as Schedule 1.1, the present phone and telecopier numbers of Vectronics (732-356-2377 and 732-356-6782) (the "Assets"). Vectronics represents that
Schedule 1.1 includes all of the assets currently utilized by Vectronics to design, manufacture and sell all of the products of its business. The only other assets at the Premises (defined below) are the corporate records of Vectronics which will be segregated at closing and moved to a designated storage area and removed by Vectronics within 45 days after the Closing Date.
               1.2  Debts, Liabilities and Obligations;
Indemnification. On the Closing Date, Micronetics shall not assume any of the debts, liabilities or obligations of Vectronics, other than those set forth on Schedule 1.2 hereto. Schedule 1.2 shall contain any open purchase orders of Vectronics and invoices received by Vectronics for parts to be received after the Closing that Micronetics agrees to assume. The liabilities of Vectronics that Micronetics shall not assume, include, but are not limited to, the following:
     (a)  Environmental Liabilities.    Any and all liabilities and
obligations arising under Environmental Laws with respect to Vectronics's conduct of its business prior to the Closing or any other business conducted by Vectronics at any facility at which the Assets are currently or have been previously located. "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657 and any amendments thereto ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901-6987 and any amendments thereto ("RCRA"), and any other federal, state or local Environmental statute, regulation, ordinance, order or rule relating to the generation, use, treatment, disposal, discharge, ownership, operation, transportation, presence or storage of Hazardous Materials. "Hazardous Material" shall mean any material, waste or by products defined as "hazardous waste" or "solid waste" under CERLA, RCRA or any other federal, state or local statute, regulation, ordinance, order or rule, or any other unwholesome, toxic or radioactive material;
     (b)  Product Liabilities.     Any and all liabilities and
obligations relating to any personal injuries or property damage (other than damage to products) caused or alleged to have been caused by an product shipped or services rendered by Vectronics prior to the Closing, including, but not limited to, any liability for damages alleged to have been caused by design defects, manufacturing defects, failure to warn or negligence;
     (c)  Government Contract Liabilities.   Any and all
liabilities and obligations relating to (i) Vectronic's failure or alleged failure to comply with applicable governmental procurement laws, statute or regulations with respect to any contract, and (ii) any claim by any government entity for any adjustment to the price of any contract as a result of any disallowance of Vectronics' overhead costs allocated to any contract or for recoupment of development costs on any products shipped prior to the Closing;
     (d) Product Warranties. Any and all product warranties of Vectronics except as provided in Paragraph 2.10 hereof.
     (e)  Employee Liabilities.    Any and all liabilities to
employees of Vectronics for severance, sick pay, vacation pay or any other obligation.
     Vectronics shall indemnify and hold Micronetics harmless from and against any and all liabilities of Vectronics that are not assumed by Micronetics pursuant to this Agreement. Micronetics will be obligated to remove the Assets from the Premises (defined below) at the termination of Micronetics' occupancy of the Premises pursuant to the Occupancy Agreement, a form of which is set forth as Exhibit 7(vi). The Premises means the facility located at 113 Lincoln Boulevard, Middlesex, NJ currently occupied by Vectronics.
               1.3 Instruments of Transfer. The transfer of the Assets shall be effected by bills of sale, assignments, drafts, checks and other instruments of transfer and conveyance, in such form as is reasonably satisfactory to Micronetics and Vectronics and their respective counsel.
               1.4 Consideration for Transfer. Micronetics, in consideration for the purchase of the Assets and such other terms and conditions hereof, shall pay Vectronics $225,000, of which $13,650 shall be paid by crediting Micronetics with the advance payment received on the P.E.I. purchase order (the "Advance"), $121,350 shall be payable on the Closing Date (as hereinafter defined) by wire transfer to the Trust Account of Budd and Gardner or cashier's check (the "Cash Portion of the Purchase Price") and the balance shall be payable pursuant to a two year 7% promissory note payable in two annual payments of $45,000 on the next two yearly anniversary dates of the Closing Date (the "Note"), a form of which note is attached hereto as Exhibit 1.4 (the "Note Portion of the Purchase Price") (the Advance, the Cash Portion of the Purchase Price and the Note Portion of the Purchase Price are collectively referred to as "the Purchase Price").
          1.5 Closing Date. The closing under this Agreement (the "Closing") shall take place at 9:30 A.M., on February 18, 1999 (the "Closing Date"), at the offices of Budd and Gardner, Two Shunpike Road, Madison, NJ 07940, unless extended (a) by up to two weeks upon the reasonable request of either party hereto or (b) by mutual agreement of the parties hereto.
               1.6  Allocation.    The Purchase Price shall be
allocated as mutually agreed upon by the parties hereto.
          2. Representations and Warranties of Vectronics. Vectronics hereby warrants and represents to Micronetics as follows:
               2.1 Organization and Good Standing of Vectronics. Vectronics is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the full corporate power to carry on its business as now conducted. Vectronics is entitled to own or lease and to operate the Assets now owned or operated by it directly, and has the requisite power and authority to consummate the transactions contemplated by this Agreement. Vectronics is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership of property or assets or the nature of business conducted therein requires such qualification, possesses all licenses and franchises required under Federal, state or local law to conduct its businesses in the manner in which it is presently conducted, all of which are freely assignable to Micronetics without the consent of any other party.
               2.2 No Breach. Except as set forth on Schedule 2.2, neither the execution or delivery of this Agreement by Vectronics, nor performance hereunder will result in a violation or breach of any term or provision, or constitute a default under any indenture, mortgage, deed of trust or other contract, agreement, authorization or permit to which Vectronics is a party or is subject.
               2.3  Litigation and Claims; Compliance with
Applicable Law.  (i)   There is no litigation, claim, governmental
or other proceeding or investigation pending or, to the knowledge of Vectronics, threatened or in prospect which will have an adverse effect on (a) the Assets, (b) the subject matter of this Agreement or (c) any action contemplated hereby or incidental hereto.
(ii) To the best of Vectronics' knowledge, Vectronics is not in violation of any, and has been and will be as of the Closing Date in compliance with, all provisions of any law, decree, order or regulation applicable to the operation of its business, including, without limitation those relating to environmental requirements (such as air, water and noise pollution) and to employment practices (such as discrimination, health and safety), nor is Vectronics subject to any requirements to take remedial action by reason of any violation (or to avoid in the future a violation) of any such provision relating to the Assets.
               2.4 Properties and Assets. Vectronics has good and marketable title to the Assets subject to no liens or adverse claims. Schedule 1.1 is a complete list of all tangible properties and assets included within the Assets. Micronetics shall have the right to inspect, at reasonable times, the Assets during the period between execution of this Agreement and the Closing Date.
               2.5 List of Customer Accounts. Schedule 2.5 contains a true, correct and complete list of all customers of Vectronics.
               2.6  No Defaults or Undisclosed Liabilities.
Vectronics is not in default with respect to any material indebtedness or liability, and does not know of any event which has occurred which, upon the passage of time, will result in any such default. Any and all liabilities of Vectronics not disclosed in this Agreement and listed on Schedule 2.15 for Micronetics to assume shall be the sole and exclusive responsibility of Vectronics. Except as provided herein, in a schedule attached hereto or a document delivered hereunder, no consent of any party to any agreement or document is required for the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of or give rise to the right of cancellation of any such agreement or document.
               2.7 Insurance. Vectronics reasonably believes it maintains adequate insurance on the Assets with respect to risks normally insured against by companies similarly situated and engaged in similar business with assets similar to the Assets. All insurance policies maintained by Vectronics and the amounts of coverage and deductible or co-insurance provisions provided in such policies, are listed in Schedule 2.7 attached hereto, are currently in full force and effect and are not in default and will be in effect on the Closing Date. To Vectronics' knowledge, there has been no failure to give any notice or present any claim under such policies in timely fashion. Vectronics has not received any notice providing for the termination of such insurance or that insurance upon terms substantially the same as those currently in effect will not be reoffered to it. No claim covered by such insurance policies has arisen prior to the date hereof, the anticipated loss from which is not adequately insured against (subject to any applicable deductible or co-insurance provisions). If any of the Assets are lost, stolen or damaged on or before Closing, which loss, theft, damage or destruction is covered by insurance, Vectronics will assign to Micronetics, at the Closing, the right to receive such insurance proceeds, subject to a required prepayment of any amounts owed to Vectronics.
               2.8  Brokerage and Finder's Fees.  Neither
Vectronics nor any affiliate of Vectronics has employed any broker, finder or agent, nor has it otherwise dealt with or become in any way obligated for any finder's, broker's, agent's or similar fee with respect to the transactions referred to herein.
               2.9 Material Misstatements or Omissions.  No
representations or warranties by Vectronics in this Agreement nor any document, statement, certificate or schedule furnished or to be furnished to Micronetics pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading.
               2.10 Accounts Receivable of Vectronics; Warranty Repairs. Schedule 2.10 attached hereto contains a true and correct statement of the accounts receivable of Vectronics as of the date hereof. The parties agree that the accounts receivable schedule shall be updated on the Closing Date. The list of accounts receivable is to be used to determine whether any customer payments are owed to Vectronics. Any payment of a Vectronics invoice received by Micronetics shall be promptly paid to Vectronics. Any warranty repairs undertaken by Micronetics of products shipped by Vectronics prior to the Closing Date shall be handled in accordance with the provisions of Schedule 2.10(a) attached hereto.
               2.11 Intangible Property. Schedule 2.11 attached hereto contains a complete list of all of the patents, patent licenses, patent applications, trademarks, trademark registrations, and applications therefor, tradenames, copyrights and copyright registrations and applications therefor of Vectronics included in the Assets (the "Intangible Property"). Vectronics has not received any notice of infringement or other complaint that its operations traverse or infringe the rights of others under patents, trademarks, tradenames, copyrights, or otherwise relating to the Assets.
               2.12 Conduct of the Business of Vectronics Prior to the Closing Date. Vectronics agrees that at all times after the date hereof and prior to the Closing Date:
               (a) the business of Vectronics shall be conducted in the ordinary course of business;
               (b) Vectronics shall not (i) dispose of, encumber or mortgage any assets or properties listed on Schedule 1.1; (ii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document; or (iii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;
               (c)  Vectronics shall not (i) increase the
compensation payable or to become payable by it to any employee of Vectronics, or (ii) pay or provide for any bonus, profit sharing, stock option, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of employees of Vectronics, except in the ordinary course of the administration of its existing employment agreements and benefit plans and;
               (d) the Assets of Vectronics shall be maintained in the same condition as they were on December 20, 1998, reasonable wear and use excepted, and insurance on such properties and with respect to the conduct of the business of Vectronics shall be maintained in such amounts and of such kinds comparable to the insurance in effect on the date hereof.
               2.13 Representations and Warranties at Closing. Unless expressly herein otherwise provided or contemplated, the representations and warranties of Vectronics set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date and all such representations and warranties shall survive the Closing. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.
               2.14 Indemnification. Subject to a limit of the Purchase Price, and provided any such claim arises on or before one year from the Closing Date, Vectronics agrees to indemnify, defend and hold harmless Micronetics, its successors and legal representatives, from all demands, claims, actions, or causes of action, losses, damages, suits, judgments, costs and reasonable attorneys' fees and expenses incurred by or asserted against Micronetics by reason of any claims, obligations, debts, demands, or liabilities arising from events occurring prior to the Closing Date or a breach of any representations, warranties or covenants contained in this Agreement.
               2.15 Liabilities.   Schedule 2.15 annexed hereto
contains a complete and accurate list of all of the liabilities of Vectronics as of the date hereof which are to be assumed by Micronetics pursuant to this Agreement. The parties agree that
Schedule 2.15 shall be updated on the Closing Date. This schedule shall identify any leases (for real estate or capital equipment) that currently are in place.
               2.16 Inventory.     Schedule 2.16 annexed hereto
contains a complete and substantially accurate list of all of the inventory (raw material, work-in-process and finished goods) of Vectronics as of the date hereof.
               2.17 Backlog.       Schedule 2.17 annexed hereto
contains a complete and accurate list of all open orders for shipments remaining to be made. This schedule shall be updated as of the Closing Date.
               2.18 Employees.     Schedule 2.18 annexed hereto
contains a complete and accurate list of all employees and their current rate of pay and how much pay they received from Vectronics, if any, in Vectronics' fiscal year ended December 31, 1998. It shall also include how long such employee has been an employee and their job descriptions. Vectronics shall be responsible for any severance obligations it has to its employees. Vectronics has no pension, profit-sharing, option or other incentive or employee benefit plan (including obligations to or customary arrangements with employees for incentive compensation, allowances, vacations, severance pay or other benefits) except as listed in Exhibit 2.18. Vectronics does not have, nor has it ever had, any pension plan covering any of its employees.
               2.19 Taxes.    Except as set forth on Schedule 2.19,
Vectronics has paid all taxes that are due and filed all returns that were required to be filed, and Vectronics has not received any notice of nonpayment or audit with respect to any such taxes.
               2.20 Environmental Requirements. Except as set forth in Schedule 2.20, Vectronics is in compliance in all material respects with all laws, governmental standards, rules and regulations applicable to it or to any of its properties in respect to occupational health and safety laws and environmental laws and has obtained all governmental authorizations, kept all records and made all filings required by applicable environmental laws with respect to emissions or discharges into the environment and the proper disposal of any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the environmental laws. Except as set forth in Schedule 2.20, none of the properties occupied or used by Vectronics has been contaminated with any such hazardous wastes, hazardous substances or other hazardous or toxic materials as a result of actions of Vectronics or, to the knowledge of Vectronics, as a result of actions of any other person or entity. Except as set forth in Schedule 2.20, Vectronics has not received any notices from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notices"), any citations from any governmental authority for noncompliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or material pertaining to its business ("Citations") or any written notice from any private party alleging any such noncompliance or impropriety; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such noncompliance or impropriety.
               2.21 Subsidiaries, Joint Ventures, etc. Vectronics has no subsidiaries and does not own or control any stock or other interest in any enterprise (whether or not such enterprise is a corporation). Ruth K. Vogler ("Ruth") and John G. Vogler ("John") have no interest in any enterprise (whether or not such enterprise is a corporation) competitive with that of Vectronics or Micronetics other than less than 1% of the outstanding capital stock of a publicly-held corporation except John and Ruth own 82.2% of Vectronics.
          3. Representations and Warranties of Micronetics. Micronetics hereby warrants and represents to and agrees with Vectronics as follows:
               3.1 Organization and Good Standing of Micronetics. Micronetics is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.
               3.2  Authority of Micronetics.    Micronetics has
the full corporate authority to enter into the Agreement and to carry out the terms of the Agreement. Neither the execution nor delivery of the Agreement, by Micronetics, nor performance thereunder will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which Micronetics is a party. Except as provided herein or in a schedule attached hereto, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of cancellation of, any such agreement or instrument.
               3.3 Material Misstatements or Omissions. No representations or warranties by Micronetics in this Agreement, nor any document, statement, certificate or schedule furnished or to be furnished Vectronics pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement of facts contained herein or therein nor misleading.
               3.4 Brokerage and Finder's Fees. Micronetics has engaged the services of Heath & Company with respect to the transactions referred to herein whose fee shall be paid by Micronetics.
               3.5 Representations and Warranties at Closing. Except as expressly herein otherwise provided or contemplated, the representations and warranties of Micronetics as set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date and all such representations and warranties shall survive the Closing. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.
          4. Covenants of Vectronics, Ruth and John. Vectronics, Ruth and John hereby covenant to Micronetics as follows:
               4.1  Non-Compete.  Vectronics, Ruth and John
covenant and agree that neither of them nor any person, firm or corporation controlling, controlled by, or under common control with any of them at any time during the period of two years from and after the Closing Date within any of the states or countries in which Vectronics is doing business on the Closing Date, directly or indirectly, in any matter or under any circumstances or conditions whatsoever, shall engage in any activity which is the same or is directly competitive with the business of Vectronics on the Closing Date.
               4.2 Non-Disclosure. Vectronics, Ruth and John each covenant and agree that they and any person, firm or corporation controlling, controlled by, or under common control with any of them shall at all times hereafter keep secret and retain in strictest confidence, and shall not to the detriment of Micronetics knowingly use or disclose any Proprietary Information (as hereinafter defined) directly or indirectly to any unauthorized person, firm or corporation. Proprietary Information means any information as to the business affairs or operations of Vectronics or Micronetics, including, without limitation, all or part of any "know-how", trade secrets, client lists, mailing operational methods, marketing plans or strategies, project development, acquisition or bidding techniques or plans, business acquisition plans, new personnel acquisition plans, methods of construction, technical processes, designs, design projects, inventions, developments, improvements, statistical data and compilations, trademarks, patents, formulae, other methods or processes, manuals, and research projects (i) not generally known in the industry and
(ii) acquired, used or otherwise employed by Micronetics, or any client, or sub-contractor, consultant, or any other person with which Micronetics may do business, whether learned by Vectronics, heretofore or hereafter.
               4.3  Notification of Change.   Vectronics, Ruth and
John each shall promptly notify Micronetics, as soon as either of them obtains knowledge thereof, of any fact, circumstances or occurrences (including without limitation any actual or threatened legal or other proceeding) which has materially adversely affected or may materially adversely affect any of the Assets or which might cause any of Vectronics's warranties and representations in this Agreement to be or become untrue.
               4.4  Consulting Agreement.   On the Closing Date,
Vectronics shall enter into Consulting Agreements with Micronetics providing for John's and Thomas Vogler's services in the forms annexed hereto as Exhibits 7(iv)(a) and (b) (the "Consulting Agreements")
               4.5  Occupancy Agreement.    On the Closing Date,
Vectronics shall enter into an Occupancy Agreement in the form annexed hereto as Exhibit 7(vi) (the "Occupancy Agreement").
               4.6  Plating Training.   After the public
announcement of this Agreement, for no additional consideration, Vectronics agrees to train an employee of Micronetics on Vectronic's plating processes before the Closing Date. If Micronetics seeks such training, Micronetics agrees to provide Vectronics with a Certificate of Insurance for Worker's Compensation and other liability insurance that covers the employee of Micronetics who will be trained on the plating process. The plating process uses hazardous materials and Micronetis agrees to assume all responsibility for its employee.
               4.7  Change Name; Phone Numbers.   After the Closing
Date, Vectronics agrees to change its name from Vectronics and to change its phone and telecopier numbers; it also agrees to consent to Micronetics' use of the name "Vectronics" and Vectronics' phone and telecopier numbers.
               4.8  Compliance with Bulk Sales Law.     Vectronics
agrees to do all things and take all actions, if any, necessary to comply with any Bulk Sales Law applicable to the transactions contemplated by the terms of this Agreement.
               4.9  Sales Tax.   Vectronics agrees to promptly
remit all sales tax due, if any, to the appropriate governmental authority.
               5.   Conditions Precedent to Micronetics'
Obligations.
               5.1 The obligations of Micronetics to consummate this Agreement shall be conditioned upon each of the following:
               (i) Vectronics's representations and warranties contained in this Agreement shall be true at the Closing Date as though such representations and warranties were made at such time.
               (ii) Vectronics shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including furnishing the Schedules hereto.
              (iii) The fulfillment by Vectronics of its obligations under Section 5 required to be fulfilled on or before the Closing Date.
               5.2 Prior to the Closing until January 15, 1999, (the "Inspection Period"), Micronetics shall have the right to inspect the books and records of Vectronics relating to the Assets being conveyed, transferred and delivered hereunder shall have the right to confirm the existence and ownership of the Assets. This inspection is not for the purpose of renegotiating the sales price of the Assets. If, during the course of, or at the conclusion of, this Inspection Period Micronetics determines there are facts, conditions or other matters relative to the Assets that are unacceptable to Micronetics, neither Vectronics nor Micronetics will be obligated to proceed further. Micronetics agrees to use its best efforts to conduct its on-site inspection during the week of December 21, 1998. If the inspection cannot be performed during that week the inspection must be performed outside regular working hours.
               5.3 Prior to the Closing, Vectronics shall use its best efforts to obtain all consents necessary to consummate this transaction and shall have taken all other action necessary to transfer, assign, set over and convey to Micronetics all of the Assets free and clear of any and all claims, liabilities, liens and encumbrances of any kind. In addition, Vectronics agrees to use its best efforts to transfer and assign to Micronetics at the Closing all of the Customer-Owned Equipment maintained at the Premises and identified on Schedule 5.3.
          6. Vectronics' Obligations at Closing. At the Closing or thereafter as herein required, Vectronics shall deliver to Micronetics the following:
          (i) Bills of sale, assignments, and such other instruments of transfer and conveyance as may be necessary or appropriate to the sale and delivery of the Assets pursuant to this Agreement, all free and clear of any encumbrances.
          (ii) At any time and from time to time at Micronetics' request (whether at or after the Closing and without further consideration) such further assignments, powers of attorney, and other instruments of conveyance and transfer as may reasonably be required; and Vectronics shall take such other action as Micronetics may reasonably request to assign, grant, convey and transfer more effectively to Micronetics any of the Assets to be sold, conveyed, transferred and assigned to Micronetics hereunder.
          (iii) an executed copy of the Consulting Agreements in the forms annexed hereto as Exhibits 7(iv)(a) and (b).
          (iv) an executed copy of the Occupancy Agreement in the form annexed hereto as Exhibit 7(vi).
          7.   Micronetics' Obligations at Closing and Beyond.
               (i) Micronetics shall deliver to Vectronics the Cash Portion of the Purchase Price as specified in Paragraph 1.4. above at the Closing.
               (ii) Micronetices shall execute and deliver the Note Portion of the Purchase Price to Vectronics at the Closing.
               (iii) Micronetics shall reimburse Vectronics for its payroll and all related expenses relating to the employment of Vectronics' employees, working at the request of Micronetics, for two weeks after the Closing unless any such employee terminates his employment prior to that time. Vectronics shall agree to continue its workmen's compensation insurance during this two week period. In the event Micronetics desires the services of any current employees of Vectronics after two weeks from the Closing, Micronetics shall be required to hire these employees or otherwise engage these employees.
               (iv) Micronetics shall enter into the Consulting Agreements with Vectronics substantially in the forms annexed hereto as Exhibits 7(iv)(a) and (b).
               (v) Micronetics shall be responsible for any environmental matters that are the result of the actions of Micronetics, including the removal of hazardous waste and filing of necessary reports or obtaining of necessary permits while it is occupying the Premises.
               (vi) Micronetics shall enter into the Occupancy Agreement with Vectronics substantially in the form annexed hereto as Exhibit 7(vi).
               (vii) Micronetics shall agree to honor Vectronics' obligations to Alcatel pursuant to a letter from Vectronics to Alcatel ITS Inc. dated July 21, 1997 attached hereto as Exhibit 7(vii).
               (viii)  At any time and from time to time at
Vectronics' reasonable request (whether at or after the Closing and without further consideration) Micronetics shall take such further acts as may be required to more fully implement any of the provisions of this Agreement.
           8. Fees and Expenses. Each party hereto shall pay all fees and expenses incurred by it incident to the preparation of this Agreement, carrying this Agreement into effect, and the consummation of the transaction contemplated hereby.
           9. Notices. Any notice or communication given pursuant hereto by any party to any party hereto shall be in writing and delivered or mailed by registered or certified mail, postage prepaid, as follows:
     If to Vectronics, a copy to the following address:
               Vectronics Microwave Corporation
               8 Symor Drive
               Convent Station, NJ 07960
               Attn: John G. Vogler, President

     with a copy to:

               Budd & Gardner
               2 Shunpike Road
               Madison, NJ 07940
               Attn: Carlotta M. Budd, Esq.


     If to Micronetics, a copy to the following:

               Micronetics Wireless, Inc.
               26 Hampshire Drive
               Hudson, NH 03051
               Attn:  President

     with a copy to:

               Richard S. Kalin, Esq.
               Kalin & Associates, P.C.
               One Penn Plaza, Suite 1425
               250 West 34th Street
               New York, New York 10119


or at such other address as hereafter shall be furnished in writing by either party to the other party hereto.
          10. Entire Agreement. This Agreement and all schedules and exhibits set forth herein, each of which is expressly incorporated herein by this reference, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and replaces all prior agreements or understandings, whether written or oral, and sets forth all of the representations, covenants and warranties upon which either party is relying in entering into this transaction.
          11. Original and Counterparts; Binding Effect. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument and shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns.
          12. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.
          13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          14. Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.
          15. Survival. All statements contained in certificates or other instruments delivered by or on behalf of the parties hereto pursuant to this Agreement or in connection with the transaction contemplated hereby shall be deemed to be representations or warranties hereunder. The covenant contained herein and all representations, warranties, covenants and agreements made by the parties hereto in connection with the Agreement shall survive the Closing until December 31, 2000, and shall be unaffected by any investigations made by the Purchaser or knowledge obtained as a result thereof or otherwise.
          16. Arbitration. Other than injunctive relief or specific performance as provided in Section 4, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to and settled by arbitration by the American Arbitration Association in the State of New Jersey in accordance with its Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party thereto shall separately bear any costs incurred by its in connection with the prosecution or defense of the arbitration.
          17. Public Disclosure. No public announcement of this Agreement shall be made prior to execution of this Agreement and notification of Vectronics' employees provided Vectronics' employees are notified on the date of execution of this Agreement. Any public announcement made of this Agreement before the Closing Date shall be subject to the approval of the parties hereto, which approvals shall not be unreasonably withheld or delayed.
          18.  Assignment.    This Agreement shall not be
assignable except that Micronetics shall have the right to assign it rights under this agreement to a corporation wholly-owned by it.
          19.  Sales Representatives.   Micronetics will be
responsible to Vectronics' sales representatives for commissions owed for shipments from the Closing Date to the expiration of each such representative's contract. Micronetics shall accept orders from these representatives from the Closing Date until at least the expiration of each such representative's contract.

     IN WITNESS WHEREOF, the undersigned executed this agreement as of the date first above written.

                              MICRONETICS WIRELESS, INC.



                              By:________________________________
                              Richard S. Kalin, President



                              VECTRONICS MICROWAVE CORPORATION



                              By:
                                 John G. Vogler, President




                              John G. Vogler (as to provisions of
                              Paragraph 4)




                              Ruth K. Vogler (as to provisions of
                              Paragraph 4)



















N:\ANNE\MICRO\VEC.6

                         LIST OF SCHEDULES AND EXHIBITS




Schedule 1.1        List of Assets (other than inventory)

Schedule 1.2 List of Open Purchase Orders and Invoices to be Assumed

Schedule 2.2        Violation or Breach

Schedule 2.5        List of Customers

Schedule 2.7        Insurance

Schedule 2.10       Accounts Receivable

Schedule 2.10(a)    Warranty Repairs

Schedule 2.11       Intangible Property

Schedule 2.15       List of Liabilities to be Assumed by
                    Micronetics

Schedule 2.16       Inventory

Schedule 2.17       Lists of Backlog

Schedule 2.18       List of Employees

Schedule 2.19       Taxes

Schedule 2.20       Environmental Requirements

Schedule 5.3        List of Customer-Owned Equipment

Exhibit 1.4         Form of Promissory Note

Exhibit 7(iv)(a) Form of Consulting Agreement for the services of John G. Vogler

Exhibit 7(iv)(b) Form of Consulting Agreement for the services of Thomas Vogler

Exhibit 7(vi)       Form of Occupancy Agreement

Exhibit 7(vii)      Letter from Vectronics to Alcatel dated July
                    21, 1997


N:\ANNE\MICRO\VEC.6